Exhibit 99.1

Blackbaud, Inc. Announces Second Quarter 2008 Results and Third Quarter 2008 Dividend

CHARLESTON, S.C. – August 4, 2008 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its second quarter ended June 30, 2008.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We are pleased with the Company’s overall financial performance in the second quarter in the face of the continued challenging economic environment. The quarter was highlighted by solid total revenue growth, continued rapid growth in our subscription revenue and strong profit margins that drove our non-GAAP earnings per share to the high-end of our expectations.”

Chardon continued, “During the quarter, we added two new Enterprise CRM customers, including the upgrade of an existing Target Team Approach customer. This upgrade represented the achievement of the last of our four major Target Software milestones, approximately six months ahead of schedule. We were also pleased with the traction displayed by our eTapestry software-as-a-service fundraising offering, which delivered strong operating results in the quarter. The success we have enjoyed with both the Target and eTapestry acquisitions provides us with confidence as we begin to integrate the recently announced Kintera acquisition. Customer and employee response have been decidedly positive since that acquisition announcement, and we look forward to adding the industry’s leading on-line fundraising solution to our product suite and further solidifying the growth of our subscription revenue.”

For the quarter ended June 30, 2008, Blackbaud reported total revenue of $72.5 million, an increase of 13% compared with the second quarter of 2007. Income from operations and net income, determined in accordance with generally accepted accounting principles (“GAAP”), were $14.6 million and $9.0 million, respectively, for the second quarter of 2008. This compares to GAAP income from operations of $13.6 million and net income of $8.2 million in the same period last year. GAAP diluted earnings per share were $0.21 for the quarter ended June 30, 2008, compared with $0.19 in the same period last year.

For the quarter ended June 30, 2008, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $18.0 million, an increase of 11% from $16.2 million in the same period last year. Non-GAAP net income was $10.9 million for the quarter ended June 30, 2008, an increase of 12% from $9.7 million in the same period last year. Non-GAAP diluted earnings per share were $0.25 for the quarter ended June 30, 2008, at the high-end of the Company’s guidance and an increase of 14% over the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company generated $21.5 million in cash from operations for the six months ended June 30, 2008 and during the second quarter, the Company repurchased approximately 580,000 shares of its stock for approximately $13.4 million. On a year-to-date basis, the Company has repurchased approximately 1.5 million shares for approximately $36.0 million.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “The Company was able to deliver a higher-than-expected non-GAAP operating margin of 25% during the second quarter, leading to non-GAAP diluted EPS that was at the high-end of our expectations. In addition, we continue to believe the Company will deliver strong cash flows during 2008, and our third quarter is off to a good start with record collections in July following the conversion to a new billing system and related increase in receivables during the second quarter.”

Williams continued, “The macro-economic environment was challenging in the first half of 2008, and we believe it is prudent to expect a similar environment for the remainder of the year. With a strong market position and business model in place, we continue to believe the Company is well positioned to deliver solid revenue growth and strong profitability during 2008. From a longer-term perspective, we believe the Kintera acquisition further enhances our financial profile by increasing our subscription revenue, which continues to be our highest growth revenue source.”

Third Quarter 2008 Dividend and Share Repurchase Authorization

Blackbaud announced today that its Board of Directors has declared a third quarter dividend of $0.10 per share payable on September 15, 2008 to stockholders of record on August 28, 2008. Additionally, in May 2008, the Board of Directors authorized an increase in the Company’s common stock share repurchase authorization to $40.0 million. As of June 30, the Company had approximately $38.5 million remaining under this authorization.

Conference Call Details

Blackbaud will host a conference call today, August 4, 2008, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 888-801-6494 (domestic) or 913-981-5542 (international). A replay of this conference call will be available through August 11, 2008, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 3148327. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, InTouch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Canada, the United Kingdom, and Australia. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Milonas

Blackbaud, Inc.

melanie.milonas@blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$9,979	$14,775
Accounts receivable, net of allowance of $1,728 and $1,935 at June 30, 2008 and December 31, 2007, respectively	64,227	44,689
Prepaid expenses and other current assets	10,287	11,279
Deferred tax asset, current portion	2,802	2,276

Total current assets	87,295	73,019
Property and equipment, net	16,967	16,962
Deferred tax asset	48,795	51,696
Goodwill	61,175	58,275
Intangible assets, net	35,133	37,272
Other assets	490	470

Total assets	$249,855	$237,694

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$6,341	$5,802
Accrued expenses and other current liabilities	18,180	20,575
Capital lease obligations, current portion	470	513
Short-term debt	24,500	—
Deferred revenue	107,000	93,106

Total current liabilities	156,491	119,996
Capital lease obligations, noncurrent	352	586
Deferred revenue, noncurrent	3,093	2,994
Other noncurrent liabilities	613	1,015

Total liabilities	160,549	124,591

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 50,499,324 and 50,450,675 shares issued at June 30, 2008 and December 31, 2007, respectively	50	50
Additional paid-in capital	110,771	105,687
Treasury stock, at cost; 6,933,667 and 5,431,852 shares at June 30, 2008 and December 31, 2007, respectively	(121,514)	(85,487)
Accumulated other comprehensive income	91	137
Retained earnings	99,908	92,716

Total stockholders’ equity	89,306	113,103

Total liabilities and stockholders' equity	$249,855	$237,694

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2008	2007	2008	2007
Revenue
License fees	$9,603	$11,030	$19,238	$19,097
Services	25,336	22,218	48,912	40,532
Maintenance	26,371	23,164	51,801	45,600
Subscriptions	9,010	5,539	17,795	10,332
Other revenue	2,182	2,094	4,192	3,629

Total revenue	72,502	64,045	141,938	119,190

Cost of revenue
Cost of license fees	807	804	1,649	1,280
Cost of services	14,905	13,606	30,598	25,722
Cost of maintenance	4,595	4,220	9,299	8,239
Cost of subscriptions	3,824	2,190	7,480	4,114
Cost of other revenue	2,023	1,776	3,871	3,136

Total cost of revenue	26,154	22,596	52,897	42,491

Gross profit	46,348	41,449	89,041	76,699

Operating expenses
Sales and marketing	15,672	14,223	30,911	27,140
Research and development	8,642	6,926	17,409	13,753
General and administrative	7,273	6,592	14,539	12,736
Amortization	167	98	334	182

Total operating expenses	31,754	27,839	63,193	53,811

Income from operations	14,594	13,610	25,848	22,888
Interest income	34	156	199	527
Interest expense	(148)	(379)	(218)	(746)
Other income (expense), net	49	(8)	(40)	(77)

Income before provision for income taxes	14,529	13,379	25,789	22,592
Income tax provision	5,542	5,176	9,759	8,633

Net income	$8,987	$8,203	$16,030	$13,959

Earnings per share
Basic	$0.21	$0.19	$0.37	$0.32
Diluted	$0.21	$0.19	$0.36	$0.31
Common shares and equivalents outstanding
Basic weighted average shares	42,776,609	43,355,261	43,336,989	43,508,166
Diluted weighted average shares	43,457,710	44,338,741	44,064,436	44,501,949
Dividends per share	$0.100	$0.085	$0.200	$0.170

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2008	2007
Cash flows from operating activities
Net income	$16,030	$13,959
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,107	3,570
Provision for doubtful accounts and sales returns	2,199	1,271
Stock-based compensation expense	4,678	3,511
Excess tax benefit on exercise of stock options	(18)	(709)
Deferred taxes	2,363	4,028
Other non-cash adjustments	37	24
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(20,886)	(11,897)
Prepaid expenses and other assets	994	1,250
Trade accounts payable	519	(1,388)
Accrued expenses and other current liabilities	(2,773)	(3,589)
Deferred revenue	13,218	9,360

Net cash provided by operating activities	21,468	19,390

Cash flows from investing activities
Purchase of property and equipment	(2,957)	(3,128)
Purchase of net assets of acquired companies	(2,895)	(59,243)

Net cash used in investing activities	(5,852)	(62,371)

Cash flows from financing activities
Proceeds from issuance of debt	27,200	30,000
Proceeds from exercise of stock options	393	828
Excess tax benefit on exercise of stock options	18	709
Payments on debt	(2,708)	(16,922)
Payments of deferred financing fees	(47)	—
Payments on capital lease obligations	(276)	(204)
Purchase of treasury stock	(36,027)	(14,106)
Dividend payments to stockholders	(8,843)	(7,503)

Net cash used in financing activities	(20,290)	(7,198)

Effect of exchange rate on cash and cash equivalents	(122)	59

Net decrease in cash and cash equivalents	(4,796)	(50,120)
Cash and cash equivalents, beginning of period	14,775	67,783

Cash and cash equivalents, end of period	$9,979	$17,663

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
GAAP revenue	$72,502	$64,045	$141,938	$119,190

GAAP gross profit	$46,348	$41,449	$89,041	$76,699
Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	479	245	968	459
Add back: Amortization of intangibles from business combinations (see table below)	903	693	1,806	1,221

Non-GAAP gross profit	$47,730	$42,387	$91,815	$78,379

Non-GAAP gross margin	66%	66%	65%	66%

GAAP income from operations	$14,594	$13,610	$25,848	$22,888
Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	2,319	1,799	4,678	3,511
Add back: Amortization of intangibles from business combinations (see table below)	1,070	791	2,140	1,403

Total Non-GAAP adjustments	3,389	2,590	6,818	4,914

Non-GAAP income from operations	$17,983	$16,200	$32,666	$27,802

Non-GAAP operating margin	25%	25%	23%	23%

GAAP net income	$8,987	$8,203	$16,030	$13,959
Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	3,389	2,590	6,818	4,914
Add back: Tax impact related to Non-GAAP adjustments	(1,445)	(1,052)	(2,958)	(2,163)

Non-GAAP net income	$10,931	$9,741	$19,890	$16,710

GAAP shares used in computing diluted earnings per share	43,458	44,339	44,064	44,502
Non-GAAP adjustments:
Add back: Incremental shares related to dilutive securities	493	392	487	408

Shares used in computing Non-GAAP diluted earnings per share	43,951	44,731	44,551	44,910

Non-GAAP diluted earnings per share	$0.25	$0.22	$0.45	$0.37

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$302	$182	$652	$339
Cost of maintenance	119	52	231	99
Cost of subscriptions	58	11	85	21

Subtotal	479	245	968	459
Operating expenses
Sales and marketing	295	261	581	521
Research and development	508	266	1,028	535
General and administrative	1,037	1,027	2,101	1,996

Subtotal	1,840	1,554	3,710	3,052

Total stock-based compensation expense	$2,319	$1,799	$4,678	$3,511

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$43	$43	$86	$67
Cost of services	334	312	668	533
Cost of maintenance	98	103	196	181
Cost of subscriptions	409	214	818	403
Cost of other revenue	19	21	38	37

Subtotal	903	693	1,806	1,221

Operating expenses	167	98	334	182

Total amortization of intangibles from business combinations	$1,070	$791	$2,140	$1,403